Exhibit 99.3

Independent Auditors’ Report

The Board of Directors and Shareholder
Gary-Williams Energy Corporation:

We have audited the accompanying consolidated balance sheet of Gary-Williams Energy Corporation and subsidiaries (the Company) as of December 31, 2009, and the related consolidated statements of operations, changes in shareholder’s equity, comprehensive income (loss), and cash flows for each of the years of the two-year period then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Gary-Williams Energy Corporation and subsidiaries as of December 31, 2009, and the results of their operations and their cash flows for each of the years of the two-year period then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP
Denver, Colorado
March 30, 2010

GARY-WILLIAMS ENERGY CORPORATION
AND SUBSIDIARIES
(A Wholly Owned Subsidiary of GWEC Holding Company, Inc.)

Consolidated Balance Sheet

December 31, 2009

2009

Assets
Current assets:
Cash and cash equivalents	$5,971,551
Restricted cash	308,481
Investments	341,317
Accounts receivable:
Trade, net of allowances of $2,946,415	54,265,176
Affiliates	163,877
Insurance recovery	303,335
Note receivable affiliate	3,958
Inventories	162,815,841
Prepaid expenses and other current assets	4,354,762
Current assets of discontinued operations	—

Total current assets	228,528,298
Property, plant, and equipment, net	253,455,013
Deferred turnaround costs, net	37,790,336
Intangible assets, net	392,041
Other assets, net	11,759,028
Noncurrent assets of discontinued operations	—

Total assets	$531,924,716

Liabilities and Shareholder’s Equity
Current liabilities:
Accounts payable	$168,497,331
Accrued liabilities and other	18,151,441
Note payable to parent	—
Long-term debt—current portion, net of discount	11,739,262
Current liabilities of discontinued operations	—

Total current liabilities	198,388,034

Noncurrent liabilities:
Long-term debt, net of discount	141,163,405
Other	121,099

Total noncurrent liabilities	141,284,504

Total liabilities	339,672,538

Commitments and contingencies (note 8)
Shareholder’s equity:
Preferred stock, $0.01 par value	—
Common stock, $0.01 par value. Authorized 150,000 voting shares; issued and outstanding 96,900 shares. Authorized 150,000 nonvoting shares; none issued	969
Contributed capital	36,357,640
Retained earnings	155,889,012
Accumulated other comprehensive income (loss)	4,557

Total shareholder’s equity	192,252,178

Total liabilities and shareholder’s equity	$531,924,716

See accompanying notes to consolidated financial statements.

GARY-WILLIAMS ENERGY CORPORATION
AND SUBSIDIARIES
(A Wholly Owned Subsidiary of GWEC Holding Company, Inc.)

Consolidated Statements of Operations

Years ended December 31, 2009 and 2008

	2009	2008

Operating revenue	$1,649,568,577	$2,142,815,015
Operating expenses	1,566,500,099	2,248,855,202

Gross profit (loss)	83,068,478	(106,040,187)
General and administrative expenses	17,881,095	20,584,971

Operating income (loss)	65,187,383	(126,625,158)

Other income (expense):
Interest and investment income	144,607	1,065,591
Interest expense	(13,104,572)	(7,419,241)
Gain on disposal of assets	210,254	1,900,377
Fire-related gain (loss), net	(40,962)	2,788,216
Other, net	319,400	146,819

Total other expense	(12,471,273)	(1,518,238)

Net income (loss) from continuing operations	52,716,110	(128,143,396)
Net loss from discontinued operations	(253,242)	(1,618,789)

Net income (loss)	$52,462,868	$(129,762,185)

See accompanying notes to consolidated financial statements.

GARY-WILLIAMS ENERGY CORPORATION
AND SUBSIDIARIES
(A Wholly Owned Subsidiary of GWEC Holding Company, Inc.)

Consolidated Statements of Changes in Shareholder’s Equity

Years ended December 31, 2009 and 2008

							Accumulated
	Number of		Number of				Other	Total
	Common	Common	Preferred	Preferred	Contributed	Retained	Comprehensive	Shareholder’s
	Shares	Stock	Shares	Stock	Capital	Earnings	Income (loss)	Equity

Balance at December 31, 2007	96,900	$969	3,673	$37	$18,410,485	$234,088,374	$(5,213)	$252,494,652

Contributed capital	—	—	—	—	17,947,118	—	—	17,947,118

Net loss	—	—	—	—	—	(129,762,185)	—	(129,762,185)

Other comprehensive income	—	—	—	—	—	—	3,730	3,730

Balance at December 31, 2008	96,900	969	3,673	37	36,357,603	104,326,189	(1,483)	140,683,315

Subsidiary stock dividend	—	—	—	—	—	(900,045)	—	(900,045)

Cancelation of preferred stock and capital contribution	—	—	(3,673)	(37)	37	—	—	—

Net income	—	—	—	—	—	52,462,868	—	52,462,868

Other comprehensive income	—	—	—	—	—	—	6,040	6,040

Balance at December 31, 2009	96,900	$969	—	$—	$36,357,640	$155,889,012	$4,557	$192,252,178

See accompanying notes to consolidated financial statements.

GARY-WILLIAMS ENERGY CORPORATION
AND SUBSIDIARIES
(A Wholly Owned Subsidiary of GWEC Holding Company, Inc.)

Consolidated Statements of Comprehensive Income (Loss)

Years ended December 31, 2009 and 2008

	2009	2008

Net income (loss)	$52,462,868	$(129,762,185)
Unrealized gain on securities	6,040	3,730

Comprehensive income (loss)	$52,468,908	$(129,758,455)

See accompanying notes to consolidated financial statements.

GARY-WILLIAMS ENERGY CORPORATION
AND SUBSIDIARIES
(A Wholly Owned Subsidiary of GWEC Holding Company, Inc.)

Consolidated Statements of Cash Flows

Years ended December 31, 2009 and 2008

	2009	2008

Cash flows from operating activities:
Net income (loss)	$52,462,868	$(129,762,185)
Net loss from discontinued operations	253,242	1,618,789

Net income (loss) from continuing operations	52,716,110	(128,143,396)
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by operating activities:
Depreciation and amortization	13,765,339	13,280,570
Amortization of turnaround costs	15,401,851	9,420,376
Amortization of deferred financing costs and discount on debt	4,606,802	292,783
Gain on sale of assets	(210,254)	(1,900,377)
Realized gain on sale of investments, net	(13)	(3,594)
Impairment of assets	—	566,619
Provision for losses on accounts receivable	673,255	2,273,160
Other	2,404	—
Changes in operating assets and liabilities:
Decrease in accounts receivable, net	12,472,505	10,058,278
Decrease in accounts receivable—affiliate	9,032	276,070
(Increase) decrease in inventories	(83,542,851)	147,649,806
(Increase) decrease in prepaid expenses	(378,266)	645,371
Increase in deferred turnaround costs	(3,008,930)	(54,193,091)
Decrease in other assets	37,323	—
Increase (decrease) in accounts payable	70,842,159	(85,463,402)
Increase (decrease) in accrued liabilities	4,025,705	(8,860,971)
Decrease in deferred revenue and other	(7,658)	(9,115)

Net cash provided by (used in) operating activities	87,404,513	(94,110,913)

Cash flows from investing activities:
Capital expenditures—refinery and pipeline	(49,444,657)	(37,471,979)
Proceeds from sale of assets, net	4,244,856	4,206,983
Proceeds from property insurance	2,525,000	1,838,747
Proceeds from sale-leaseback of pipeline	31,830,451	—
Purchase of investments	(2,384)	(15,222)
Proceeds from sale of investments	1,744	254,365
Note receivable—collection	—	65,077
Note receivable—related-party	(250,000)	(7,000)
Note receivable—related-party collection	250,638	300,000
Change in restricted cash	(308,481)	—

Net cash used in investing activities	(11,152,833)	(30,829,029)

Cash flows from financing activities:
Borrowings under long-term debt	923,000,000	883,485,000
Principal payments on long-term debt	(972,449,903)	(775,359,716)
Principal payments on notes payable to parent	(7,770,000)	(1,000,000)
Capital lease obligation payments	(102,735)	(26,723)
Payments of debt issuance costs	(14,450,766)	(1,300,285)
Payments of offering costs	—	(40,202)
Capital contributed by parent	—	17,947,117
Tax dividends distributed to parent	—	(17,947,117)

Net cash (used in) provided by financing activities	(71,773,404)	105,758,074

Net increase (decrease) in cash and cash equivalents—continuing operations	4,478,276	(19,181,868)
Change in cash and cash equivalents—discontinued operations:
Net cash used in operating activities	(219,307)	(1,623,856)
Net cash used in investing activities	(224,079)	(30,487)

Net increase (decrease) in cash and cash equivalents	4,034,890	(20,836,211)
Cash and cash equivalents at beginning of year	1,936,661	22,772,872

Cash and cash equivalents at end of year	$5,971,551	$1,936,661

Supplemental disclosures of cash flow information:
Cash paid during the year for interest and financing expenses, net of amounts capitalized	$22,501,293	$8,163,933
Supplemental schedule of noncash investing and financing activities:
Additions (deletions) to construction projects in progress funded through accounts payable, net	$(1,245,880)	$5,808,655
Capital lease acquisition	557,602	—

See accompanying notes to consolidated financial statements.

GARY-WILLIAMS ENERGY CORPORATION
AND SUBSIDIARIES
(A Wholly Owned Subsidiary of GWEC Holding Company, Inc.)

Notes to Consolidated Financial Statements

December 31, 2009 and 2008

(1)	Background and Organization

Gary-Williams Energy Corporation (GWEC) is incorporated in Delaware. GWEC became a wholly owned subsidiary of GWEC Holding Company, Inc. (the Holding Company) on October 30, 2009 when The Gary-Williams Company (TGWC), its then parent company, contributed all of its common shares of GWEC to the Holding Company and canceled its outstanding preferred stock. GWEC’s primary activities are purchasing refinery feedstocks, marketing petroleum products, and providing management and support services to its subsidiaries.

Wynnewood Refining Company (WRC), a wholly owned subsidiary of GWEC, is incorporated in Delaware. WRC’s primary activity is operating a refinery in Wynnewood, Oklahoma that has a capacity of approximately 70,000 barrels per day.

Wynnewood Insurance Corporation (WIC), a wholly owned subsidiary of GWEC, is incorporated in Hawaii. WIC’s primary activity is to provide a portion of the insurance coverage required by WRC.

Through April 30, 2009, GWEC owned all of the stock of Gary-Williams Production Company (GWPC). GWPC is engaged in the exploration, development, and operation of oil and gas properties located in the United States. On May 1, 2009, the Company spun-off GWPC to TGWC by declaring a dividend of all of its stock in GWPC. Prior year consolidated financial statements have been restated to present the operations of GWPC as a discontinued operation.

References to the “Company” are to GWEC and its subsidiaries, collectively.

(2)	Summary of Significant Accounting Policies

(a)	Basis of Presentation

The accompanying consolidated financial statements include the accounts of its wholly owned subsidiaries and have been prepared in accordance with United States generally accepted accounting principles (U.S. GAAP). Intercompany balances and transactions have been eliminated.

(b)	Subsequent Events

The Company evaluates events and transactions that occur after the balance sheet date but before the financial statements are issued. The Company evaluated such events and transactions through March 30, 2010, which is the day the financial statements were available to be issued.

(c)	Reclassification

Certain reclassifications of prior period information have been made to conform to the current period presentation, including the presentation of GWPC as a discontinued operation.

(d)	Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated

GARY-WILLIAMS ENERGY CORPORATION
AND SUBSIDIARIES
(A Wholly Owned Subsidiary of GWEC Holding Company, Inc.)

Notes to Consolidated Financial Statements

December 31, 2009 and 2008—(Continued)

financial statements and the reported amounts of revenues and expenses during the reporting period. Some of the most significant areas in which management uses estimates and assumptions are in determining impairments of long-lived assets, in establishing estimated useful lives for long-lived assets, provision for uncollectible accounts receivable, in valuing inventory, and in the determination of liabilities, if any, for legal contingencies.

The Company evaluates these estimates on an ongoing basis using historical experience and other methods the Company considers reasonable based on the particular circumstances. Nevertheless, actual results may differ significantly from the estimates. Any effects on the financial position or results of operations from revisions to these estimates are recorded in the period when the facts that give rise to the revision become known.

(e)	Cash, Cash Equivalents, and Investments

For purposes of these statements, the Company considers liquid investments purchased with an original maturity of three months or less to be cash equivalents. Investments having an original maturity of more than three months, but less than 12, are included in investments as a current asset in the accompanying consolidated balance sheets. Cash equivalents and investments consist of equity securities, domestic and international bond funds, and money market funds.

(f)	Restricted Cash

Restricted cash includes cash balances which are legally or contractually restricted to use. At December 31, 2009, the Company had short-term restricted cash of $308,481 and long-term restricted cash of $123,700 included in other long-term assets. These amounts are primarily being held in trust in accordance with certain financial regulations set by the United States Environmental Protection Agency (EPA).

(g)	Allowance for Doubtful Accounts

The Company establishes an allowance for doubtful accounts on accounts receivable based on the expected ultimate recovery of these receivables. The Company establishes or adjusts the allowance as necessary using the specific identification method. The Company considers many factors including historical customer collection experience, general and specific economic trends, and known specific issues related to individual customers that might impact collectibility. The allowance for doubtful accounts was $2,946,415 at December 31, 2009. For the years ended December 31, 2009 and 2008, the Company recorded provisions for bad debts of $673,255 and $2,273,160, respectively.

(h)	Futures Contracts

The Company periodically enters into futures contracts to hedge certain of its exposures to price fluctuations on raw materials and refined products. The purpose of these activities, as defined by the Company’s Risk Management Policy, is to enhance overall profits from WRC’s refining operations and to identify opportunities to generate a profit outside the refining operations in the Group III, Gulf Coast, and NYMEX markets. Other provisions in the Risk

GARY-WILLIAMS ENERGY CORPORATION
AND SUBSIDIARIES
(A Wholly Owned Subsidiary of GWEC Holding Company, Inc.)

Notes to Consolidated Financial Statements

December 31, 2009 and 2008—(Continued)

Management Policy set forth quantity limits, authorization requirements, and exposure limits for speculative positions.

In all instances, the Company has decided not to designate its derivative activities as hedges. As a result, the gains or losses from the changes in fair value of the derivative instruments have been recognized as a component of operating expense; however, the underlying hedged items have not been marked to market. The increases or decreases in the fair value of the underlying hedged items ultimately result in increases or decreases to operating revenue or operating expense at the time of sale. These changes are generally offset by the gains or losses from the changes in fair value of the derivative instruments and may increase earnings volatility. The Company had no futures contracts outstanding as of December 31, 2009.

(i)	Financial Instruments

The Company’s financial instruments consist of cash, investments, accounts receivable, a note receivable, accounts payable, other current liabilities, and long-term debt. Except for long-term debt, the carrying amounts of financial instruments approximate their fair value due to their short maturities. The fair value of long-term debt is estimated differently based upon the type of loan. For variable rate loans, carrying value approximates fair value. For fixed rate loans, the carrying value of long-term debt (see note 3) approximates fair value because the interest rate on this debt approximates market yields for similar debt instruments.

(j)	Inventories

Inventories are valued at the lower of first-in, first-out cost or market. Write-downs to market are charged to operating expense. Inventories at December 31, 2009 are as follows:

2009

Refined, unrefined, and intermediate products	$97,161,983
Crude oil	61,060,706
Materials and supplies	4,593,152

Inventories	$162,815,841

(k)	Property, Plant, and Equipment

The initial purchase and additions to property, plant, and equipment, including capitalized interest and certain costs allocable to construction, are recorded at cost. Ordinary maintenance and repairs are expensed as incurred. Depreciation is provided using the straight-line method based on estimated useful lives ranging from 1 to 30 years. Gains or losses on sales or other dispositions of property appear in gain (loss) on disposal of assets in the consolidated statements of operations. Property, plant, and equipment under capital leases and related obligations is recorded at an amount equal to the present value of future minimum lease payments computed on the basis of the Company’s incremental borrowing rate or, when known, the interest rate implicit in the lease. Assets acquired under capital leases and leasehold improvements are amortized using the straight-line method over the lease term and

GARY-WILLIAMS ENERGY CORPORATION
AND SUBSIDIARIES
(A Wholly Owned Subsidiary of GWEC Holding Company, Inc.)

Notes to Consolidated Financial Statements

December 31, 2009 and 2008—(Continued)

are included in depreciation expense. At December 31, 2009, property, plant, and equipment, with the range of useful lives, is comprised of the following:

2009

Refinery property, plant, and equipment (3 to 30 years)	$245,991,380
Pipeline under capital lease (5 to 20 years)	641,743
Airplane (6 years)	7,250,900
Furniture, fixtures, and equipment (1 to 15 years)	6,117,585
Precious metals, land, and other nondepreciable assets	3,457,371
Catalyst (5 years)	6,419,188
Vehicles (2 to 3 years)	1,136,199
Construction in progress	41,502,929

Property, plant, and equipment, at cost	312,517,295
Less accumulated depreciation and amortization	(59,062,282)

Property, plant, and equipment, net	$253,455,013

Construction in progress consists of projects primarily related to additions and expansions to refinery processing units and replacements to the refinery plant and equipment. When the project is completed and placed in service the costs are depreciated over their estimated life.

Major construction projects qualify for interest capitalization until the asset is ready for service. Capitalized interest is calculated by multiplying the Company’s weighted average interest rate from long-term debt by the amount of qualifying costs. As major construction projects are completed, the associated capitalized interest is amortized over the useful life of the asset with the underlying cost of the asset. For the years ended December 31, 2009 and 2008, the Company capitalized interest of $2,037,342 and $136,648, respectively.

Depreciation and amortization expense for the years ended December 31, 2009 and 2008 was $13,740,046 and $13,272,057, respectively.

(l)	Intangible Assets

Intangible assets consist of the cost of a processing license of $480,566 for a new sulfur recovery unit, which is subject to amortization. Amortization is provided using the straight-line method based on an estimated useful life of 19 years. Amortization for the intangible asset was $25,293 of both years ended December 31, 2009 and 2008. Accumulated amortization totaled $88,525 at December 31, 2009. The estimated aggregate amortization expense is approximately $25,293 per year for the years ending December 31, 2010 through 2024 and $12,646 for the year ending December 31, 2025.

(m)	Debt Issuance Costs

Debt issuance costs represent loan origination fees paid to the lender and related professional service fees. Unamortized debt issuance costs are included in noncurrent other assets on the consolidated balance sheets. For the year ended December 31, 2009, the Company capitalized $14,450,766, of costs incurred in connection with debt refinancing and

GARY-WILLIAMS ENERGY CORPORATION
AND SUBSIDIARIES
(A Wholly Owned Subsidiary of GWEC Holding Company, Inc.)

Notes to Consolidated Financial Statements

December 31, 2009 and 2008—(Continued)

amendments. These costs are being amortized over the terms of their respective financings and are included in interest expense. Costs associated with revolving debt are amortized on a straight-line basis and costs associated with debt agreements having scheduled payoffs are amortized using the effective interest method. The amounts of amortization and the write-off of previous deferred debt issuance costs were $4,063,812 and $292,783 for the years ended December 31, 2009 and 2008, respectively.

(n)	Debt Issued at a Discount

Debt issued at a discount to the face amount is accreted up to its face amount utilizing the effective interest method over the term of the note and recorded as a component of interest expense on the consolidated statements of operations.

(o)	Impairment

The Company’s long-lived assets are periodically reviewed for impairment whenever events or changes in circumstances indicate the carrying amount may not be recoverable. Impairments, if any, are measured as the amount by which the carrying amount of the asset exceeds the forecast of discounted expected future cash flows. The Company recorded no impairments during the year ended December 31, 2009. During the year ended December 31, 2008, the Company recorded an impairment charge of $528,119 to operating expenses for the loss in value of its precious metals.

(p)	Asset Retirement Obligation

The Company evaluates legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development, and/or the normal operation of a long-lived asset, and recognizes a liability equal to the estimated fair value of the asset retirement obligation in the period in which it is incurred, if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. The asset retirement liability is accreted over time as an operating expense using a systematic and rational method.

The Company has asset retirement obligations with respect to certain of its refinery assets due to various legal obligations to clean and/or dispose of various component parts of the refinery at the time they are retired. However, these component parts can be used for extended and indeterminate periods of time as long as they are properly maintained and/or upgraded. It is the Company’s practice and current intent to maintain the refinery assets and continue making improvements to those assets based on technological advances. As a result, management believes that the refinery has an indeterminate life for purposes of estimating asset retirement obligations because dates or ranges of dates upon which the Company would retire refinery assets cannot reasonably be estimated at this time. When a date or range of dates can reasonably be estimated for the retirement of any component part of the refinery, a liability will be recorded based on the estimated cost to perform the asset retirement activity at the fair value of those costs using established present value techniques. The Company will continue to monitor and evaluate its potential asset retirement obligations.

GARY-WILLIAMS ENERGY CORPORATION
AND SUBSIDIARIES
(A Wholly Owned Subsidiary of GWEC Holding Company, Inc.)

Notes to Consolidated Financial Statements

December 31, 2009 and 2008—(Continued)

(q)	Deferred Turnaround Costs

Refinery turnaround costs are incurred in connection with planned shutdown and inspections of the refinery’s major units to perform necessary repairs and replacements. Refinery turnaround costs are deferred when incurred and amortized on a straight-line basis over that period of time estimated to lapse until the next planned turnaround occurs, generally four years. Refinery turnaround costs include, among other things, the cost to repair, restore, refurbish, or replace refinery equipment such as tanks, reactors, piping, rotating equipment, instrumentation, electrical equipment, heat exchangers, and fired heaters. A major turnaround was performed in the second quarter of 2008 and the next major turnaround is scheduled to be performed in the second quarter of 2012. Although the Company performed the majority of its turnaround activities in the second quarter of 2008, the Company performed additional turnaround work on a few of its refinery units in April 2009. In total, during the years ended December 31, 2009 and 2008, the Company incurred turnaround costs of $3,008,930 and $54,193,091, respectively. As of December 31, 2009, deferred turnaround costs amounted to $37,790,336, net of accumulated amortization of $24,084,697. Amortization expense for the years ended December 31, 2009 and 2008 was $15,401,851 and $9,420,376, respectively.

(r)	Revenue Recognition

The Company generates revenue primarily from the sale of refined products produced at the Company’s refinery and refined products purchased directly from outside sources. In general, the Company enters into spot and short-term agreements that stipulate the terms and conditions of the sales. Revenue is recorded as products are delivered to customers, which is the point at which title and risk of loss are transferred.

The Company also engages in trading activities, whereby the Company enters into agreements to purchase and sell refined products with third parties. The Company acts as principle in these transactions, taking title to the products in purchases from counterparties, and accepting the risks and rewards of ownership. The Company records revenue for the gross amount of the sales transactions, and records cost of purchases as an operating expense in the accompanying financial statements.

Sales tax, motor fuel tax, and other taxes invoiced to customers and payable to government agencies are recorded on a net basis with the tax portion of a sales invoice directly credited to a liability account.

(s)	Comprehensive Income (Loss)

Comprehensive income (loss) includes net income (loss) and other comprehensive income (loss), which includes unrealized gains and losses from available-for-sale securities.

(t)	Insurance Recoveries

The Company records gains from insurance recoveries and a corresponding receivable when the Company determines that recovery is probable and management can reasonably estimate the amount of a particular recovery.

GARY-WILLIAMS ENERGY CORPORATION
AND SUBSIDIARIES
(A Wholly Owned Subsidiary of GWEC Holding Company, Inc.)

Notes to Consolidated Financial Statements

December 31, 2009 and 2008—(Continued)

(u)	Environmental Costs and Other Contingencies

Environmental Costs.  The Company records an undiscounted liability on the consolidated balance sheet as other current and long-term liabilities when environmental assessments indicate that remediation efforts are probable and the costs can be reasonably estimated. Estimates of the liabilities are based on currently available facts, existing technology, and presently enacted laws and regulations taking into consideration the likely effects of other societal and economic factors, and include estimates of associated legal costs. These amounts also consider prior experience in remediating contaminated sites, other companies’ clean-up experience, and data released by the EPA or other organizations. The estimates are subject to revision in future periods based on actual costs or new circumstances.

Other Contingencies.  The Company recognizes a liability for other contingencies when the Company has an exposure that, when fully analyzed, indicates it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. Where the most likely outcome can be estimated, the Company accrues a liability for that amount. Where the most likely outcome cannot be estimated, range of potential losses is established and if no one amount in that range is more likely than any other, the low end of the range is accrued.

(3)	Long-Term Debt

December 31
2009

Term loan, due May 2012	$—
Term loan, due November 2014	107,250,000
Revolver credit facility, due May 2011	—
Finance obligation, due September 2029	19,964,693
Capital lease obligation, due September 2029	31,213,642
Airplane loan, due March 2014	4,898,518
Other notes, due February 2011	32,824
Less discount on term loan	(10,457,010)

Total debt	152,902,667
Less obligations due in one year	(11,739,262)

Long-term debt	$141,163,405

Refinancing

On November 13, 2009, the Company refinanced its existing revolver and term loan facility into two separate facilities with longer maturities. Through the refinancing, the Company entered into a new asset-based revolving facility (the Revolver) which provides commitments of up to $150,000,000 and a maturity date of November 12, 2012. The Company also entered into a new $110,000,000 discounted term loan facility (the Term Loan) due November 12, 2014. The proceeds from the refinancing were used to repay all of the outstanding amounts due under the Company’s previously existing term and revolver credit facility.

GARY-WILLIAMS ENERGY CORPORATION
AND SUBSIDIARIES
(A Wholly Owned Subsidiary of GWEC Holding Company, Inc.)

Notes to Consolidated Financial Statements

December 31, 2009 and 2008—(Continued)

Term Loan

On November 13, 2009, GWEC, WRC, and the Holding Company collectively entered into a secured five-year $110,000,000 discounted Term Loan with a syndicate of financial institutions. Borrowings under the Term Loan accrue interest based on an interest floor of 9.75% and includes LIBOR or base rate options. Borrowings are repayable quarterly starting December 31, 2009, with 10% of the principal payable in year’s one and two, 20% payable in year’s three and four, and 40% payable in year five. The last scheduled payment is September 30, 2014. At December 31, 2009, the Company had $107,250,000 outstanding.

Revolver

GWEC, WRC, and the Holding Company collectively entered into a three-year $150,000,000 secured Revolver with a syndicate of financial institutions on November 13, 2009. The Revolver replaces the previous $150,000,000 revolving credit facility dated March 9, 2004. Similar to the previous facility, the Company can borrow and/or issue letters of credit, which in the aggregate, cannot exceed the lesser of the borrowing base or $150,000,000. The borrowing base is limited by the balances of cash, accounts receivable, inventory, exchange balances, and outstanding letters of credit for which no payable yet exists. The borrowing base was $150,000,000 at December 31, 2009. Borrowings under this facility accrue interest based on LIBOR or base rate options plus a margin based on the Company’s fixed charge coverage ratio. Borrowings are repayable at expiration of the revolving facility on November 12, 2012. There was no outstanding Revolver balance at December 31, 2009.

Letters of credit and bonds are primarily obtained by the Company for its routine purchases of crude oil. Letters of credit totaling $34,273,000 had been issued as of December 31, 2009.

The Term Loan and Revolver are secured by substantially all of GWEC’s and WRC’s assets and are subject to various financial and nonfinancial covenants that limit distributions, dividends, acquisitions, capital expenditures, disposals and debt and require minimum debt service coverage, net worth, and working capital requirements. The Company was in compliance or obtained a waiver for its financial covenants and ratios at December 31, 2009.

Airplane Loan

GWEC has a $5,300,000 loan with a bank.  Under the agreement, interest is payable at a fixed rate for the first three years and at a variable rate based on the 30-day LIBOR for the remaining four years. The loan is to be repaid over seven years with principal payments based on a 20-year amortization period and a balloon payment at the end of the seventh year in 2014. The loan is secured by the airplane.

Finance Obligation

On September 9, 2009, WRC sold its bulk terminal and loading facility for $20,000,000. WRC, in turn, agreed to lease back those same assets for 10 years with two five year renewal options. Under the terms of the lease agreement, WRC is required to support the operations of the terminal and loading facility at its own risk and GWEC has guaranteed WRC’s lease payments. Due to these various forms of continuing involvement, the transaction was recorded

GARY-WILLIAMS ENERGY CORPORATION
AND SUBSIDIARIES
(A Wholly Owned Subsidiary of GWEC Holding Company, Inc.)

Notes to Consolidated Financial Statements

December 31, 2009 and 2008—(Continued)

under the finance method of accounting. Accordingly, the value of the terminal and loading facility remain on the Company’s books and are continuing to be depreciated over their remaining useful lives. The proceeds received have been recorded as a finance obligation. The obligation is payable in monthly installments and bears interest at 9%.

Capital Lease

On September 9, 2009, WRC entered into a sale-leaseback transaction where WRC sold a 49 mile pipeline for $32,000,000 and leased back the same pipeline for a term of 20 years. Due to the lack of continuing involvement on the part of WRC, the transaction was recorded using sale-leaseback accounting. As a result, the Company has recorded the pipeline as a capital lease. The gain of $30,741,039 is being deferred as an offset to the leased pipeline and is being amortized in proportion to the leased pipeline over the term of the lease. The lease is payable in monthly installments and bears interest at 12%.

Other Notes

In February 2006, the Company entered into a financing agreement and a capital lease arrangement for office copiers which expire in February 2011. The obligations are payable in monthly installments and bear interest at 5.75%. Amounts outstanding under these arrangements at December 31, 2009 was $32,824.

Letters of credit fees, bond fees, unused commitment fees, amortization of deferred financing costs, accretion of discount on debt, and interest from borrowings under the various agreements are included in interest expense in the accompanying consolidated statements of operations (net of amounts capitalized).

Subsequent Event

Effective February 18, 2010, GWEC, WRC, and the Holding Company entered into the First Amendment to the Term Loan. Under the amendment, the financial institutions waived the Company’s violation of its debt covenant at December 31, 2009 and modified the covenants for 2010.

The minimum remaining principal payments under the loan agreements and minimum lease payments under capital lease obligations are as follows:

	Term	Airplane	Other	Finance	Capital
	Loan	Loan	Notes	Obligation	Lease	Total

Year ending December 31:
2010	$11,000,000	$163,801	$29,975	$136,465	$4,419,274	$15,749,515
2011	13,750,000	174,267	2,849	191,850	4,380,000	18,498,966
2012	22,000,000	185,403	—	253,518	4,392,000	26,830,921
2013	27,500,000	197,250	—	322,103	4,380,000	32,399,353
2014	33,000,000	4,177,797	—	398,302	4,380,000	41,956,099
Thereafter	—	—	—	18,662,455	64,365,058	83,027,513

Total minimum lease payments	$107,250,000	$4,898,518	$32,824	$19,964,693	86,316,332	218,462,367

GARY-WILLIAMS ENERGY CORPORATION
AND SUBSIDIARIES
(A Wholly Owned Subsidiary of GWEC Holding Company, Inc.)

Notes to Consolidated Financial Statements

December 31, 2009 and 2008—(Continued)

	Term	Airplane	Other	Finance	Capital
	Loan	Loan	Notes	Obligation	Lease	Total

Less amount representing executory costs					(4,813,933)	(4,813,933)

Net minimum lease payments					81,502,399	213,648,434
Less amount representing interest					(50,288,757)	(50,288,757)

Present value of net minimum lease payments					$31,213,642	$163,359,677

(4)	Tax Dividend Obligation to Parent

GWEC and its subsidiaries are S Corporations for income tax purposes. In general, as an S Corporation, GWEC and its subsidiaries are not taxable, and taxable income and deductions flow from GWEC and its subsidiaries to TGWC, where the income is taxed. Prior to October 1, 2009, the Company reimbursed TGWC for the computed state and federal income taxes based on the Company’s net income and a combined rate of approximately 33%. On November 13, 2009, with the creation of the Holding Company, a new tax agreement (effective October 1, 2009) was entered into between the Holding Company, its subsidiaries, and TGWC. Pursuant to this agreement, GWEC reimburses the Holding Company for the computed state and federal income taxes based on GWEC’s net taxable income and a combined rate of 40% that GWEC would pay if it determined its tax liability as a standalone C Corporation. These amounts are reflected as tax dividends declared in the consolidated statements of changes in shareholder’s equity. Each of the GWEC’s subsidiaries reimburses GWEC on the same basis. When GWEC recognizes a net loss, such loss multiplied by 40% reduces its tax reimbursement liability in future years.

(5)	Employee Benefit Plans

The Company has two profit sharing plans (defined contribution plans), one covering certain nonunion employees and one covering union employees. The employees must meet eligibility requirements as to age and length of service. Contributions to the plans are determined annually by the Company. Contributions of $1,486,246 and $1,357,075 were expensed for the years ended December 31, 2009 and 2008, respectively.

(6)	Concentrations

Substantially all of the Company’s accounts receivable at December 31, 2009 results from the sale of refined products to companies in the retail distribution market. This concentration of customers may impact the Company’s overall credit risk, either positively or negatively, in that these entities may be similarly affected by industry-wide changes in economic and other conditions. Such receivables are generally not collateralized. However, the Company performs credit evaluations on its customers to minimize the exposure to credit risk. No single customer accounted for more than 10% of product sales for the years ended December 31, 2009 and 2008, respectively. No single customer accounted for more than 10% of gross accounts receivable at December 31, 2009.

GARY-WILLIAMS ENERGY CORPORATION
AND SUBSIDIARIES
(A Wholly Owned Subsidiary of GWEC Holding Company, Inc.)

Notes to Consolidated Financial Statements

December 31, 2009 and 2008—(Continued)

In March 2009 and 2008, the Company was awarded contracts to sell approximately 58,000,000 and 59,000,000 gallons of jet fuel to the United States Defense Energy Support Center (DESC) for the period April 1, 2008 through March 31, 2010, plus a 30-day carryover which gives the DESC the option to take deliveries for one month after the stated contract period. Pricing is variable, calculated based on market prices, as specified in the contract. For the years ended December 31, 2009 and 2008, product sales to this customer approximated 5% and 6%, respectively, of total operating revenue.

In addition, substantially all of the Company’s raw materials purchased for refinery production and refined products purchased for resale are from companies in the oil and gas exploration and production industry in the United States. This concentration of suppliers may impact the Company’s overall costs and/or profitability, either positively or negatively, in that these entities may be similarly affected by industry-wide changes in economic and other conditions. For the years ended December 31, 2009 and 2008, three vendors accounted for 47% and 37%, respectively, of total raw material and refined purchases.

Approximately 51% of the Company’s labor force is covered by a collective bargaining agreement that is subject to review and renewal on a regular basis. The current collective bargaining agreement is due to expire in June 2012.

(7)	Related-Party Transactions

GWEC has an agreement with an affiliate, as amended and renewed in May 2008, to sublease a hangar for the Company aircraft. Terms of the sublease provide for annual rentals of $87,000 until June 30, 2011.

On a monthly basis, the Company charges certain general and administrative support costs to its affiliates. At December 31, 2009, the affiliated accounts receivable balance was $163,877.

GWEC entered into a promissory note in November 2008, with TGWC, where by GWEC promised to pay TGWC the principal sum of $20,000,000 or such lesser amount the borrower shall borrow from the lender. Interest on the unpaid principal balance is computed daily based on the prime rate. All amounts borrowed, together with interest, are to be paid no later than five business days after the funds are advanced. The note is due on January 31, 2010. During 2009, GWEC paid the balance due on the note of $7,770,000.

(8)	Commitments and Contingencies

Fire Contingencies and Insurance Reimbursement

Alky Fire

On May 12, 2006, a fire took place at the Company’s refinery in Wynnewood, Oklahoma. The fire occurred in an alkylation unit, which is used in the production of high octane, low sulfur gasoline blend stocks. The fire resulted in damage to the alkylation unit and surrounding equipment, wiring, and instrumentation systems.

The Company is insured for losses related to its refinery property and business interruption. At the time of the fire, the Company’s refinery property insurance coverage was subject to a $1,000,000 per claim deductible and the business interruption insurance coverage was

GARY-WILLIAMS ENERGY CORPORATION
AND SUBSIDIARIES
(A Wholly Owned Subsidiary of GWEC Holding Company, Inc.)

Notes to Consolidated Financial Statements

December 31, 2009 and 2008—(Continued)

subject to a 45-day business interruption waiting period with a $1,000,000 minimum and a $10,000,000 maximum deductible.

In the years ended December 31, 2009 and 2008, the Company expensed $40,324 and $997,886, to fire-related loss to cover professional services fees, penalties, and other fire-related costs. Through December 31, 2009, the Company has incurred testing, refurbishment, and replacement costs of $33,473,402, which has been capitalized in property, plant and equipment, net. Initially, in 2006, the Company recorded an asset impairment charge of $649,478 to fire-related loss.

In addition to the property damage, through December 31, 2009, the Company also sustained business interruption losses associated with the fire of approximately $51,000,000, net of a deductible of $10,000,000. These losses include lost income related to the loss of use of the alkylation unit, the extra transportation costs incurred for transporting product from the unit while it is out of service, and the reduced volumes of hydrocarbons that could be processed. These costs have been expensed as incurred.

As a result of the property damage and business interruption losses associated with the fire, the Company has submitted, net of a deductible of $11,000,000, approximately $81,000,000 in claims to its insurance carriers under its insurance policies. As of December 31, 2007, the insurance providers approved and the Company collected $42,832,697 of these costs, $25,179,697 to cover business interruption and $17,653,000 for property damage. Of the total amount recovered, $2,832,697 was recorded during the year ended December 31, 2007, $2,653,000 as fire-related gain and $179,697 as a reduction to operating expense to cover business interruption. During 2006, the Company recorded $15,000,000 as fire-related gain and $25,000,000 as a reduction to operating expense for business interruption.

In the fourth quarter of 2007, the Company initiated legal action against its insurance carriers as a result of the insurance carrier’s refusal to honor their insurance coverage obligation to pay the remaining balance on the claim. The Company settled with the insurance carriers in January 2009 for $21,167,253. As a result, in December 2008 the Company recognized $2,525,000 as fire-related gain and $18,642,253 as a reduction to operating expense to cover business interruption.

Lightning Fire

On April 27, 2007, the Company’s refinery in Wynnewood, Oklahoma was shut down after lightning caused a fire in a product storage tank, which then spread to a second tank in the same dike. The Company lost both tanks and the products in the tanks. The Company recorded an insurance recovery gain of $6,000,000, a $5,151,740 expense from lost inventory, and fire response and clean up expenditures of $270,957. Through December 31, 2009, the Company also incurred testing, refurbishment, and replacement costs of $3,776,613, which has been capitalized as property, plant, and equipment, net.

For the year ended December 31, 2009, the Company recognized a fire-related expense of $638 for professional service fees. For the year ended December 31, 2008, the Company recognized a net fire-related gain of $1,261,102. The Company recognized an insurance recovery gain of $1,283,712 and professional service fees of $22,610. During the year ended December 31, 2007, the Company recorded a net fire-related gain of $577,941.

GARY-WILLIAMS ENERGY CORPORATION
AND SUBSIDIARIES
(A Wholly Owned Subsidiary of GWEC Holding Company, Inc.)

Notes to Consolidated Financial Statements

December 31, 2009 and 2008—(Continued)

As of December 31, 2009, the insurance providers have approved $7,283,712 and the Company has collected $6,980,377 of these costs. At December 31, 2009, the Company’s receivable for recoveries from insurance carriers was $303,335.

Legal Matters

In the ordinary course of business, the Company is a party to various other legal matters. In the opinion of management, none of these matters, either individually or in the aggregate, will have a material adverse effect on the Company’s financial condition, liquidity, or results of operations.

Health, Safety, and Environmental Matters

The Company is subject to certain environmental, safety, and other regulations primarily administered by the EPA and various state agencies. In addition, the EPA requires that the Company provide assurance of its financial wherewithal regarding certain future closure costs of the facility. Except as discussed below, management of the Company believes it has complied with all material aspects associated with these regulations.

By letter dated October 26, 2005, WRC received a “Finding of Violation” (FOV) from the EPA, Region 6, purportedly pursuant to Section 113 of the Federal Clean Air Act. The FOV alleged certain violations of New Source Performance Standards and National Emission Standards for Hazardous Air Pollutants. WRC has provided the EPA with explanatory and exculpatory information in response to the EPA FOV. Based on discussions with the EPA, the Company has determined that the settlement will include both corrective actions and payment of civil penalties, which could be material. As of December 31, 2009, the Company has $1,000,000 accrued to cover the penalties. Actual penalties could exceed this amount, however, management does not anticipate that the ultimate outcome of this matter will have a material adverse impact on the Company’s financial position, liquidity, or results of operations.

The Federal Clean Air Act authorizes the EPA to require modifications in the formulation of the refined transportation fuel products manufactured in order to limit the emissions associated with their final use. In December 1999, the EPA promulgated national regulations limiting the amount of sulfur to be allowed in gasoline at future dates. The EPA believes such limits are necessary to protect new automobile emission control systems that may be inhibited by sulfur in the fuel. The new regulations required the phase-in of gasoline sulfur standards beginning in 2004, with the final reduction to the sulfur content of gasoline to an annual average level of 30 parts-per-million (ppm), and a per gallon maximum of 80 ppm to be completed by June 2006. As a small refiner, WRC became a party to the Waiver and Compliance Plan with the EPA that extended the implementation deadline for low sulfur gasoline to 2011. In return for the extension, WRC is required to produce 95% of the diesel fuel at the refinery with a sulfur content of 15 ppm or less starting June 1, 2006. WRC has complied with this requirement and anticipates meeting the requirement in subsequent years.

Other Matters

TGWC entered into a 10-year lease agreement extension for office space in June 2003. The Company pays all rent and occupancy costs in exchange for its use of the office space. The

GARY-WILLIAMS ENERGY CORPORATION
AND SUBSIDIARIES
(A Wholly Owned Subsidiary of GWEC Holding Company, Inc.)

Notes to Consolidated Financial Statements

December 31, 2009 and 2008—(Continued)

Company has guaranteed the performance of TGWC’s obligations, under which the Company could be legally obligated to pay annual rent, as scheduled below, and annual occupancy costs of $307,000 with provisions for escalation based on actual expenses. The monthly rent is expensed on a straight-line basis over the term of the office lease. Rent expense, including occupancy costs, for the years ended December 31, 2009 and 2008 was $1,025,689 and $949,997, respectively. Currently, TGWC is subleasing a portion of the office space to two related-parties for which the Company is reimbursed. Such amounts were not significant for the years ended December 31, 2009 and 2008.

The aggregate minimum rental commitments under noncancelable leases for the periods shown at December 31, 2009, are as follows:

Year	Annual Rent

2010	$825,605
2011	800,986
2012	776,366
2013	388,183

$2,791,140

The Company currently has three take-or-pay purchase agreements, two that expire in 2010 and one that expires in 2020. The purchase agreements are with different suppliers. Under the terms of the agreements, the Company is obligated to purchase a minimum daily volume of crude or else pay for any deficiencies. The amounts purchased under take-or-pay obligations for the years ended December 31, 2009 and 2008 were $10,166,013 and $11,605,923, respectively. At December 31, 2009, the minimum commitments under the take-or-pay purchase agreements are as follows:

Take-or-pay
Year	Obligation

2010	$7,529,028
2011	3,942,000
2012	3,952,800
2013	3,942,000
2014	3,942,000
Thereafter	20,055,600

$43,363,428

In February 2009, the Company entered into a fixed price engineering, procurement, and construction contract with an engineering and consulting firm to construct a gasoline hydrotreater unit, which will enable the Company to meet the new EPA requirements limiting the amount of sulfur in gasoline starting in 2011. Through December 31, 2009, the Company has incurred $31,231,711 of costs related to this project, which has been capitalized in property, plant, and equipment, net. The project will be completed in 2010 and the estimated total project cost is expected to be approximately $55,000,000.